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                                                                    EXHIBIT 10.6



                                    AGREEMENT

                  AGREEMENT made this 28th day of Mai 1996, between LORIPAR, LTD., a corporation organized and existing under the laws of the State of Nevada, together with its principals: DOMINGOS LORICCHIO, IRENA AUSMA LORICCHIO, DOMINGOS LORICCHIO Jr. and DENISE LORICCHIO, Residents of Brazil, individually and further on behalf of ABRACEL INDUSTRIA E.COMERCIO Ltd., a Brazilian Corporation (hereinafter collectively referred to as "LORICCHIO") and AMAZON NATURAL TREASURES, INC., a public corporation organized and existing under the laws of the State of Utah, (hereinafter referred to as "ANT") by its representatives MICHAEL A. SYLVER and ROBERT S. QUALEY.

WITNESSETH:

WHEREAS:

                  LORICCHIO are the proprietors, manufacturers, distributors, and/or inventors/developers of homeopathic medicines and phytotherapy medicines, in Brazil and desires to manufacture and market their products internationally; and

                  USER is interested in jointly, with LICENSOR; acquiring all rights presently possessed by LICENSOR, including, but not limited to: patents, inventions/developments, manufacturing and distribution know-how, rights to obtain all products for sale and the above-referenced technologies to market internationally,

                  NOW THEREFORE, it is mutually agreed as follows:

1. LICENSE GRANT

                  (a) LICENSOR hereby grants USER a exclusive license, without the right to grant any sub-licenses, to use the unique products, licensed patents and all Know-How in the operation and to sale all products internationally.

2. CONFIDENTIALITY

                  LICENSOR and USER mutually recognize the importance of confidentiality at all stages of the project contemplated by this Agreement, and agree to take all reasonable measures, including those needed to bind their respective involved employees, to safeguard such confidentiality. USER agrees to extend the same standards of conduct to any third party engineering contractors USER may engage pursuant to this Agreement, including subcontractors thereof. This undertaking will extend to any related company of LICENSOR and USER.


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3. REMUNERATION

                  (a) In consideration for LICENSOR's contribution to this Agreement, AMAZON NATURAL TREASURES, INC. agrees to provide suitable housing accommodations for the Loricchio Family by obtaining a house or apartment until such time as the Loricchio Family is able to sell their properties in Brazil and/or otherwise obtain housing.

                  (b) Further, a minimum monthly payment of Eight Thousand US($8,000.00) Dollars, to be paid by ABRACEL U.S.A., LIMITED, will be guaranteed by AMAZON NATURAL TREASURES, INC., said amount to be paid by the 10th day of each month, for an initial period of five years, plus extensions, if necessary.

                  (c) Further, LICENSOR shall obtain, in consideration for their contribution to this Agreement, 610,000 shares in AMAZON NATURAL TREASURES, INC.

                  (d) LICENSOR to be provided an automobile for an initial period of five years, plus extensions, if necessary.

                  (e) LICENSOR to be provided health insurance for an initial period of five years, plus extensions, if necessary.

                  (f) LICENSOR to be provided with necessary legal support for an initial period of five years, plus extensions, if necessary.

4. EXPENSES

                  LICENSOR shall receive their related operational costs, i.e., travel, hotels, etc., from the revenues of AMAZON NATURAL TREASURES, INC.

5. REPORTING AND PAYMENT

                  USER will keep complete, true and accurate books of account and records for the purpose of showing the derivation of all amounts payable to LICENSOR under this Agreement. Such books and records will be kept at the Licensed Plant for at least FIVE (5) years following the end of the calendar month to which they pertain, and will be open at all reasonable times to inspection by the representative of LICENSOR for the purpose of verifying USER's royalty statements, or USER's compliance in other respects with this Agreement. The representative will be obliged to treat as confidential all relevant matters and will be acceptable to USER, in the reasonable exercise of USER's discretion. USER can specify that this representative be an independent Certified Public Accountant.

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6. IMPROVEMENTS

                  LICENSOR and USER agree that improvements or modifications developed pursuant to this Agreement, whether or not patentable, shall become part of and subject to the terms of this Agreement. LICENSOR and USER will have a royalty-free license to use any and all of these improvements and modifications.

7. TERM AND TERMINATION

                  (a) This Agreement shall be effective until the expiration of the last of the Licensed Patents or extensions or ninety-nine (99) years, whichever is longer. If, at that time, USER wishes to continue to employ LICENSOR in the operation of the business and have automatic access to further relevant improvements developed by LICENSOR, the parties agree to negotiate, in good faith, mutually acceptable terms under which this Agreement may continue.

                  (b) Either LICENSOR or AMAZON NATURAL TREASURES, INC. shall have the right to terminate this Agreement by purchasing the other parties shares for three times the market-value plus the sum of Twenty-Five Million ($25,000,000) US Dollars or its equivalent amount, in the future, adjusted for inflation utilizing 1996 dollars as year 0, to each of the other parties hereto.

                  (c) The purpose this subsection is deter either party from terminating this Agreement.

8. GENERAL PROVISIONS

                  (a) Termination of Agreement for any reason, or expiration of this Agreement, will not affect:

                           (i) Obligations, including the payment of any royalties, which have accrued as of the date of termination or expiration; and

                           (ii) Obligations which, in the context hereof, are intended to survive termination or expiration of this Agreement.

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                  (b) Any waiver by either party of the breach of any term or condition of this Agreement will not be considered as a waiver of any subsequent breach of the same or any other term or condition hereof.

                  (c) Neither party will be in breach hereof by reason of its delay in the performance of or failure to perform any of its obligations hereunder, if that delay or failure is caused by strike, acts of God or the public enemy, riots, incendiaries, interference by civil or military authorities, compliance with governmental priorities for materials, or any fault beyond its control or without its fault or negligence.

                  (d) In the event that any provision of this Agreement or any part hereof is found invalid or unenforceable, the remainder of this Agreement will be binding on the parties hereto, and will be construed as if the invalid or unenforceable provision or part hereof had been deleted from this Agreement.

                  (e) Words denoting the singular will include the plural and vice versa; words denoting any gender will include all genders; words denoting persons will include corporations and vice versa.

                  (f) The paragraph headings are for convenience only and will not be deemed to affect in any way the language of the provisions to which they refer.

9. ARBITRATION

                  Any dispute or difference between the parties relating to the interpretation or implementation of this Agreement will be settled by arbitration, as provided by the Nevada Revised Statutes. Such arbitration will be held in the State of Nevada, County of Clark, City of Las Vegas unless LICENSOR and USER mutually agree that another location would be more appropriate.

10.  GOVERNING LAW AND AUTHORITY

                  (a) This Agreement will be interpreted in accordance with the laws of the State of Nevada.

                  IN WITNESS WHEREOF the parties hereto have caused this-instrument to be executed on the day and year first above written.

                  Signed, sealed and delivered in the presence of:

"LICENSOR"                               "USER"

/s/ Domingos Loricchio                   /s/ Michael A. Sylver
----------------------                   ---------------------
/s/ Irena Ausma Loricchio                /s/ Robert S. Qualey
-------------------------                --------------------
/s/ Denise Loricchio
--------------------
/s/ Domingos Loricchio Jr.
-------------------------
                                         /s/ Ilana Sylver
                                         ----------------


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STATE OF NEVADA
COUNTY OF CLARK

Before me personally appeared ____________________________, to me well known and known to me to be the person described in and who executed the: foregoing instrument, and acknowledged to and before me that he executed said instrument for the purposes therein expressed.

WITNESS my hand and official seal this _____ day of ____________, 1996.


                                      -----------------------------------
                                      Notary Public
(SEAL)                                State of Nevada
                                      My Commission Expires: